                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [ ]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12


                          Santa Fe Snyder Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                          SANTA FE SNYDER CORPORATION
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     The annual meeting of stockholders of Santa Fe Snyder Corporation will be held at the Omni Houston Hotel, Four Riverway, Houston, Texas, on Tuesday, May 16, 2000 at 10:00 a.m. for the following purposes:

     (A) To elect three directors;

     (B) To approve the Santa Fe Snyder Corporation Incentive Stock Compensation Plan 2000;

     (C) To ratify and approve the appointment of PricewaterhouseCoopers LLP as independent public accountants for the fiscal year ending December 31, 2000; and

     (D) To transact such other business as is properly brought before the meeting.

     Common stockholders of record at the close of business on March 17, 2000 are entitled to notice of and to vote at the meeting. A list of such stockholders will be kept at the office of the Corporation at 840 Gessner, Houston, Texas 77024, for a period of ten days prior to the meeting.

                                          By order of the Board of Directors.

                                          MARK A. OLDER
                                          Corporate Secretary

840 Gessner
Houston, Texas 77024

March 22, 2000

                             YOUR VOTE IS IMPORTANT

               PLEASE MARK, DATE, AND SIGN YOUR PROXY AND RETURN
                    IT PROMPTLY IN THE ENCLOSED ENVELOPE OR
                CAST YOUR VOTE BY TELEPHONE OR VIA THE INTERNET

                          SANTA FE SNYDER CORPORATION
                                  840 GESSNER
                                 HOUSTON, TEXAS
                             ---------------------

                                PROXY STATEMENT
                                 MARCH 22, 2000
                             ---------------------

                  ANNUAL MEETING OF STOCKHOLDERS, MAY 16, 2000

     The annual meeting of stockholders of Santa Fe Snyder Corporation (the "Corporation") will be held on May 16, 2000 in Houston, Texas. The enclosed proxy card is solicited by the Board of Directors of the Corporation, and your execution and prompt return of the card is requested. For your convenience you may also vote your shares by telephone or via the Internet as described on the proxy card. Every common stockholder, regardless of the number of shares held, should be represented at the annual meeting. Whether or not you expect to be present at the meeting, please mark, sign and date the enclosed proxy card and return it in the enclosed envelope or vote by telephone or via the Internet. Any stockholder giving a proxy has the right to revoke it at any time before it is exercised by submitting a written revocation to the Secretary of the Corporation, submitting a subsequently dated proxy, or voting by telephone or Internet at a later time. If you attend the meeting and wish to vote your shares in person, you may do so at that time.

     The shares represented by your proxy will be voted in accordance with the specifications made on the proxy card, by telephone or the Internet. Unless otherwise directed, it is intended that such shares will be voted:

     (A) For the election to the Corporation's Board of Directors of the three nominees named below; and

     (B) For the approval of the Santa Fe Snyder Corporation Incentive Stock Compensation Plan 2000; and

     (C) For the ratification and approval of the appointment of PricewaterhouseCoopers LLP as independent public accountants for the fiscal year ending December 31, 2000; and

     (D) In accordance with the best judgment of the persons acting under the proxy concerning other matters that are properly brought before the meeting.

     Common stockholders of record at the close of business on March 17, 2000 are entitled to notice of the meeting and are entitled to vote at the meeting in person or by proxy. Each share of common stock of the Corporation is entitled to one vote. At the close of business on March 17, 2000, the Corporation had approximately 182,000,000 shares of common stock outstanding and entitled to vote. The Corporation anticipates first sending this proxy statement and the enclosed proxy card to stockholders on or about March 22, 2000.

                             ELECTION OF DIRECTORS

     The number of directors of the Corporation, as determined by the Board under Article Fifth of the Corporation's Restated Certificate of Incorporation, is currently eleven. The terms of three current directors expire in 2000, and three directors are to be elected at the 2000 annual meeting for a term of three years. Directors hold office until the annual meeting for the year in which their terms expire and until their successors are elected and qualify. The nominees for whom the enclosed proxy is intended to be voted are set forth below. The Corporation does not contemplate that any of these nominees will be unavailable for election, but if such a situation should arise, the proxy will be voted in accordance with the best judgment of the persons acting under it. The election as directors of the persons nominated in this proxy statement will require a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. A holder of a share will be treated as being present at a meeting if the holder of such share is either present in person at the meeting or is represented at the meeting by a valid proxy, whether the proxy is marked as casting a vote or abstaining, is left blank or does not empower such proxy to vote with respect to some or all matters to be voted upon at the meeting. In determining the number of votes cast, shares abstaining from voting or not voted on a matter (including elections) will not be treated as votes cast. In general, pursuant to the Corporation's Bylaws, action on a matter (other than the election of directors) shall be approved if the votes cast in favor of the matter exceed the votes cast opposing the matter.

     Unless otherwise indicated, each director listed below has served in his or her present occupation for at least five years. Ages are as of February 1, 2000.

                NOMINEES FOR ELECTION AS DIRECTORS TO BE ELECTED
                    FOR A TERM OF THREE YEARS ENDING IN 2003

                                                                FIRST
                                                              ELECTED A
NAME, AGE AND BUSINESS EXPERIENCE                             DIRECTOR
---------------------------------                             ---------
William E. Greehey, 63......................................    1991
  Chairman of the Board, Chief Executive Officer and
  director of Valero Energy Corporation (refining and
  marketing) since 1983.
Harold R. Logan, Jr., 55....................................    1999(1)
  Executive Vice President/Finance and a director of
  TransMontaigne Inc., a holding company engaged in
  providing logistical services, i.e., transportation,
  terminaling and marketing to the manufacturers and
  end-users of refined petroleum products. Senior Vice
  President/Finance and a director of Associated Natural Gas
  Corporation from 1987 until 1994. Mr. Logan also serves as a director of the general partner of Suburban Propane
  Partners, L.P. (retail propane distribution) and Union
  Banc Shares, Ltd.
Edward T. Story, 56.........................................    1999(1)
  President of SOCO International plc., an independent
  international oil and gas company traded on the London
  Stock Exchange. From 1991 until the formation of SOCO
  International plc in 1997 through the consolidation of
  international interests of Snyder Oil Corporation ("SOCO")
  and various third parties, Mr. Story was Vice
  President-International of SOCO and President of SOCO
  International, Inc. Mr. Story also serves as a director of
  Cairn Energy plc, (London based oil and gas company),
  First BankAmerica, Inc., (bank holding company), Hallwood
  Realty Corporation, the general partner of Hallwood Realty
  Partners, L.P., (real estate), and Sen Hong Resources
  Limited, (Hong Kong based oil and gas company).

---------------

(1) First elected to the board on May 5, 1999 in conjunction with the merger of SOCO into the Corporation.

                   DIRECTORS CONTINUING IN OFFICE UNTIL 2001

                                                                FIRST
                                                              ELECTED A
NAME, AGE AND BUSINESS EXPERIENCE                             DIRECTOR
---------------------------------                             ---------
Melvyn N. Klein, 58.........................................    1993
  Attorney and Counselor at Law; private investor. The
  managing general partner of GKH Partners, L.P., an
  investment partnership. Mr. Klein was also a founder and a principal of Questor Management Company through 1999. He
  is a director of Anixter International (distributor of
  networking products), Bayou Steel Corporation (specialty
  steel manufacturer), Hanover Compressor Corporation
  (provider of full service natural gas compression and
  fabricator of compressors and production equipment) and
  ACTV, Inc. (a digital media company with proprietary
  technologies).
John A. Hill, 58............................................    1999(1)
  Vice Chairman and Managing Director of First Reserve
  Corporation, an oil and gas investment management company.
  Prior to joining First Reserve, Mr. Hill was President,
  Chief Executive Officer and Director of Marsh & McLennan
  Asset Management Company and served as the Deputy
  Administrator of the Federal Energy Administration during
  the Ford Administration. Mr. Hill is a trustee of the
  Putnam Funds in Boston and a director of TransMontaigne
  Inc. and various companies controlled by First Reserve
  Corporation.
James L. Payne, 62..........................................    1986
  Chief Executive Officer of the Corporation since June
  1990, Chairman of the Board from June 1990 until May 1999
  and President from January 1990 until April, 1998. Mr.
  Payne was President of Santa Fe Energy Company, a
  predecessor in interest of the Corporation from January
  1986 to January 1990 when he became President of the
  Corporation. Mr. Payne is also a director of Nabors
  Industries, Inc. (oilfield services) and BJ Services, Inc.
  (oilfield services).
John C. Snyder, 57..........................................    1999(1)
  Chairman of the Board of the Corporation since May 1999.
  From the inception of predecessors in interest of SOCO in
  1978, Mr. Snyder served as Chairman and a director of
  SOCO. Mr. Snyder is also a director of SOCO International
  plc, a director of the Community Enrichment Center of Fort
  Worth, a director of Texas Capital BancShares, Inc. and is a member of the National Petroleum Council.

                   DIRECTORS CONTINUING IN OFFICE UNTIL 2002

Allan V. Martini, 72........................................    1990
  Retired Vice President Exploration/Production and director of Chevron Corporation (petroleum operations) since August
  1988. Mr. Martini served in that position from July 1986
  until his retirement.
James E. McCormick, 72......................................    1999(1)
  Retired President, Chief Operating Officer and director of
  Oryx Energy Company (petroleum operations) since March
  1992. Mr. McCormick served in that position from November
  1988 until his retirement. Mr. McCormick is also a
  director of Lone Star Technologies, BJ Services, Inc.
  (oilfield services), TESCO Corporation (oil field drilling systems), and Dallas National Bank.

Reuben F. Richards, 70......................................    1992
  Chairman of the Board, Terra Industries Inc.
  (agribusiness) from December 1982 until his retirement in
  March 1996; Chief Executive Officer thereof from December
  1982 to May 1991 and President thereof from July 1983 to
  May 1991; Chairman of the Board, Engelhard Corporation
  (specialty chemicals, engineering materials and precious
  metals management services) from May 1985 to December 1994 and director thereof since prior to 1990; Chairman of the
  Board of Minorco (U.S.A.) Inc. from May 1990 to March 1996 and Chief Executive Officer and President from February
  1994 to March 1996. Mr. Richards is also a director of
  Ecolab, Inc. (cleaning and sanitizing products), Engelhard
  Corporation and Potlatch Corporation (forest products).
Kathryn D. Wriston, 60......................................    1990
  For the past five years, director of various corporations
  and organizations, including Northwestern Mutual Life
  Insurance Company (life insurance) and the Stanley Works
  (manufacturer of tools).

                 Certain Relationships and Related Transaction

     Mr. Payne is also a director of Nabors Industries, Inc., which provides various oilfield services. During 1999, the Corporation paid Nabors subsidiaries an aggregate of $3,308,784 for services performed on properties operated by the Corporation. Mr. Payne is also a director of BJ Services which also provides various oilfield services. During 1999, the Corporation paid BJ Services an aggregate of $4,065,624 for services performed on properties operated by the Corporation. Mr. Payne has no direct or personal interest in these services. His interest arises only because of his position as an officer of the Corporation and a director of Nabors Industries, Inc. and BJ Services. In the opinion of the Corporation, the amounts paid for services performed by Nabors and BJ Services were competitive and were reasonable and customary in the industry.

     Mr. McCormick is also a director of BJ Services and TESCO Corporation. In 1999 the Corporation paid affiliates of TESCO $175,153 for various oilfield services. Mr. McCormick has no direct or personal interest in these services. His interest arises only because of his position as a director of the Corporation and a director of BJ Services and TESCO. In the opinion of the Corporation, the amounts paid for services performed by TESCO were competitive and reasonable and customary in the industry.

     Mr. Klein is the sole stockholder of a general partner in GKH Partners, L.P. ("GKH"). The Corporation entered into an Agreement Regarding Shelf Registration dated March 24, 1995, with HC Associates ("HC"), which owns approximately 3% of the Corporation's common stock, whereby the Corporation agreed that upon written demand (which demand may be submitted to the Corporation once, provided such registration is effected and the registration statement is declared effective) from HC, GKH, GKH Investments, L.P., Cockrell Equity Partners, L.P., and Cockrell Investment Partners, L.P. (collectively, the "Selling Stockholders") at any time prior to March 27, 2000 to file with the Securities and Exchange Commission a registration statement to register the offer and sale, from time to time, by the Selling Stockholders of up to 5,203,091 shares of the Corporation's common stock beneficially owned by them as of March 24, 1995, subject to certain specified restrictions. The Corporation is obligated to pay all expenses incidental to such registration, excluding underwriting discounts, commissions, fees or disbursements of legal counsel for the Selling Stockholders. This agreement was amended in 1997 to include two demand rights (provided that any one demand must include at least 40% of the total shares covered) and up to two piggyback rights. In addition, in connection with the merger of SOCO into the Corporation on May 5, 1999, GKH received a fee for financial advisory services in the amount of $500,000.

     Mr. Klein is also a director of Hanover Compressor Corporation. The Corporation leases compressors for oilfield operations from Hanover pursuant to competitive bids.

     Other Information Concerning Directors. In 1999, the Board met eight times, and each member of the Board as it was composed at the time attended at least 75% of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which he or she served, except Mr. Martini who attended 70% of the meetings.

     Directors Compensation. Directors who are not employees of the Corporation or its subsidiaries receive an annual cash retainer fee of $10,000 (plus an additional $2,000 annual retainer for the committee chairmen) and the non-employee Chairman receives an additional $10,000 per month fee. Non-employee directors also receive a fee of $1,000 for each meeting of the Board attended, and a fee of $1,000 for each committee meeting attended plus expenses. In addition, pursuant to the 1990 Incentive Stock Compensation Plan and the 1995 Incentive Stock Compensation Plan for Nonexecutive Employees and Directors (the "Stock Plans"), non-employee directors receive annually (i) 2,000 shares of Common Stock with a six month restriction period during which such shares cannot be transferred and (ii) 5,000 Non-Qualified Stock Options ("NQSO's") per year having an exercise price of the Fair Market Value (as defined in the Stock Plan) on the date of grant. In addition, all newly elected directors receive a one-time grant of 10,000 NQSO's with an exercise price of the Fair Market Value on the date the director is first elected. Mr. Snyder also received a one time grant of 10,000 NQSO's effective on the date of the merger of SOCO into the Corporation. In connection with the amendment of the 1990 Stock Plan in 1996, then current directors received a similar one-time grant of 10,000 NQSO's effective February 1, 1996. No further grants may be made under the 1990 Incentive Stock Compensation Plan and the stockholders are being requested to approve the Incentive Stock Compensation Plan 2000 (the "2000 Stock Plan") at the 2000 Annual Meeting of Stockholders. If the 2000 Stock Plan is approved, all non-employee directors will receive 4,000 shares of Restricted Stock annually under the Plan as a portion of their yearly retainer beginning with the 1999-2000 fiscal year. No future grants would be made to non-employee directors under the 1995 Plan if the 2000 Stock Plan is approved.

     Board Committees. In 1999, the Board maintained Audit, Compensation and Benefits, Executive and Nominating and Governance Committees. Following are the members of each committee and brief descriptions of the functions of the Board Committees. All chairpersons of the above committees are non-employee directors.

     The members of the Audit Committee are Harold R. Logan, Jr. (Chairman), Reuben F. Richards, Edward T. Story and Kathryn D. Wriston. Mr. Story served as Vice President-International of SOCO and President of SOCO International, Inc. until June 1997. SOCO was merged into the Corporation in May 1999. The Board of Directors of the Corporation has determined that, because of Mr. Story's extensive knowledge of the oil and gas exploration and production business, it is in the best interests of the Corporation and the shareholders that Mr. Story serve on the Audit Committee. The principal functions of the Audit Committee, which met three times in 1999, include overseeing the performance and reviewing the scope of the audit function of independent accountants and internal audit. The Audit Committee also reviews, among other things, audit plans and procedures, the Corporation's policies with respect to conflicts of interest and the prohibition on the use of corporate funds or assets for improper purposes, changes in accounting policies, and the use of independent accountants for non-audit services.

     The members of the Compensation and Benefits Committee are William E. Greehey (Chairman), John A. Hill, James E. McCormick and Reuben F. Richards. The principal function of the Compensation and Benefits Committee, which met five times in 1999, is to administer all executive compensation and benefit plans of the Corporation. In addition, the Committee reviews the actions of the Pension Benefits Committee which is composed of employees of the Corporation, making recommendations to the Board of Directors concerning future membership of that committee and such other recommendations as may be necessary or appropriate, and recommending to the Board of Directors substantive amendments to the Corporation's retirement plan. Members of the Compensation and Benefits Committee are not eligible to participate in any benefit plans of the Corporation that they administer except the Stock Plans pursuant to which grants may be made only as described above.

     The members of the Executive Committee are Melvyn N. Klein (Chairman), William E. Greehey, Harold R. Logan, Jr., Allan V. Martini, James L. Payne, John
C. Snyder and Edward T. Story. The Executive Committee, which did not meet in 1999, may exercise, during periods between meetings of the Board of

Directors, all powers of the Board in the management and business of the Corporation, subject to limitations imposed by the Bylaws, Certificate of Incorporation or applicable law.

     The members of the Nominating and Governance Committee are John A. Hill (Chairman), Allan V. Martini, James L. Payne and John C. Snyder. This Committee, which met twice in 1999, receives recommendations for review and evaluates the qualifications of and selects and recommends to the Board of Directors, nominees for election as Directors. The Committee will consider nominees recommended by stockholders. Any such recommendation, together with the nominee's qualifications and consent to be considered as a nominee, should be sent in writing to the Secretary of the Corporation not less than 90 days nor more than 120 days prior to the annual meeting. The Committee also addresses issues relating to corporate governance.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     To the best of the Corporation's knowledge, the following persons are the only persons who are beneficial owners of more than five percent of the Corporation's common stock based upon the number of shares outstanding on February 1, 2000:

                                                              NUMBER OF
                                                              SHARES OF    PERCENT
                                                                COMMON       OF
NAME AND ADDRESS                                                STOCK       CLASS
----------------                                              ----------   -------
FMR Corp.(1)................................................  22,175,945    13.0
  82 Devonshire Street
  Boston, MA 02109
Mellon Financial Corporation(2).............................   9,889,645     5.4
  One Mellon Center
  Pittsburgh, PA 15258

---------------

(1) As reported at June 10, 1999, as of May 31, 1999, Fidelity Management & Research Company ("Fidelity"), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly owned subsidiary of FMR Corp. and an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, was the beneficial owner of 18,717,508 or 10.26% of the common stock outstanding of the Corporation as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940.

    The ownership of one investment company, Fidelity Dividend Growth Fund, amounted to 11,384,515 or 6.24% of the common stock outstanding of the Corporation. Fidelity Dividend Growth Fund has its principal business office at 82 Devonshire Street, Boston, Massachusetts 02109.

    Edward C. Johnson, 3d, FMR Corp., through its control of Fidelity, and the Fidelity Funds each has the power to dispose of the 18,717,508 shares owned by the funds. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting shares owned directly by the Fidelity Funds, which power resides with the Funds' Board of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds' Boards of Trustees.

    Fidelity Management Trust Company ("FMT"), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 3,458,437 shares or less than 2% of common stock outstanding of the Corporation as a result of its serving as an investment manager of the institutional account(s). Mr. Johnson and FMR Corp., through its control of FMT, each has dispositive power over 3,458,437 shares and sole power to vote or direct the voting of 2,999,534 shares, and no power to vote or direct the voting of 458,903 shares of common stock owned by the institutional account(s) as reported above.

    Members of Mr. Johnson's family and trusts for their benefit are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR

    Corp. Mr. Johnson owns 12% and Abigail Johnson owns 24.5% of the aggregate outstanding voting stock of FMR Corp. Mr. Johnson is Chairman of FMR Corp. and Abigail P. Johnson is a Director of FMR Corp. The Johnson family group and all other Class B stockholders have entered into a stockholders' voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the stockholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.

(2) As reported at January 24, 2000, Mellon Financial Corporation, One Mellon Center, Pittsburgh, Pennsylvania 15258, a parent holding company, was the beneficial owner of 9,889,645 shares or 5.4% of the common stock outstanding of the Corporation. The amount beneficially owned includes, where appropriate, securities not outstanding which are subject to options, warrants, rights or conversion privileges that are exercisable within 60 days. Mellon Bank, N.A. is the trustee of the Corporation's Savings Investment Plan which is subject to ERISA. The securities reported include all shares held of record by Mellon Bank, N.A. as trustee of the Plan which have not been allocated to the individual accounts of employee participants in the Plan for which directions have been received and followed.

    All of the securities are beneficially owned by Mellon Financial Corporation and direct or indirect subsidiaries in their various fiduciary capacities. As a result, another entity in every instance is entitled to dividends or proceeds of sale. No individual accounts hold an interest of 5% or more. The shares reported are beneficially owned by the following direct or indirect subsidiaries of Mellon Financial Corporation: Boston Safe Deposit and Trust Company, Mellon Bank, N.A. (also parent holding company of the Dreyfus Corporation and Mellon Equity Associates), Mellon Trust of New York, Franklin Portfolio Associate Trust, Mellon Capital Management Corporation, Mellon Equity Associates, the Dreyfus Corporation (also parent holding company of Dreyfus Investment Advisors, Inc.), the Boston Company Asset Management, Inc., Boston Group Holdings, Inc., (parent holding company of the Boston Company, Inc.), MBC Investment Corporation (parent holding company of Laurel Capital Advisors, Franklin Portfolio Associates, Mellon Bank, F.S.B. and Mellon Capital Management Corporation), Mellon Financial Corporation and the Boston Company, Inc. (parent holding company of Boston Safe Advisors, Inc., the Boston Company Asset Management, Inc., Boston Safe Deposit and Trust Company, Mellon Trust of California, Mellon Trust of New York and Mellon Trust Florida.

    Mellon Financial Corporation has sole voting power over 7,488,831 shares, shared voting power over 424,200 shares, sole dispositive power over 8,814,772 shares and shared dispositive power over 963,006 shares.

              STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the amount of common stock beneficially owned as of February 1, 2000 by each of the directors and executive officers, and by all directors and executive officers as a group. Unless otherwise noted, each of the named persons and members of the group has sole voting and investment power with respect to the shares shown. In 1999, Mr. Payne made one late report describing the purchase of common stock.

                                                                 SHARES
NAME OF DIRECTOR                                                 OWNED       PERCENT
EXECUTIVE OFFICER OR GROUP                                    BENEFICIALLY   OF CLASS
--------------------------                                    ------------   --------
William E. Greehey(1).......................................      125,017       --
John A. Hill(2).............................................      240,867
Melvyn N. Klein(3)..........................................    5,097,294      2.8
Harold R. Logan, Jr.(4).....................................       35,040
Allan V. Martini(1).........................................       56,998       --
James E. McCormick(2).......................................       68,660
Reuben F. Richards(1).......................................       55,478       --
John C. Snyder(5)...........................................    4,191,533      2.3
Edward T. Story(6)..........................................    1,188,917
Kathryn D. Wriston(1).......................................       55,720       --
James L. Payne(7)...........................................    2,485,698      1.4
Hugh L. Boyt(8).............................................      723,740       --
William G. Hargett(9).......................................      550,904       --
Janet F. Clark(10)..........................................      357,726       --
Duane C. Radtke(11).........................................      357,841       --
Directors and Executive Officers as a Group -- 18
  Individuals(12)...........................................   16,639,191      9.1

---------------

 (1) Includes 44,091 shares which could be received upon the exercise of options within 60 days. The weighted average exercise price of such options is $7.5591.

 (2) Includes 35,500 shares which could be received upon the exercise of options within 60 days. The weighted average exercise price of such options is $8.1910.

 (3) Includes 5,048,083 shares of common stock which may be deemed to be owned by GKH primarily through its participation in HC Associates, a Delaware general partnership ("HC"). The partners of HC (and their respective percentage interests in HC) are GKH Investments, L.P. (the "GKH Fund") (92.743587%), GKH as nominee for GKH Private Limited ("GKHPL") (3.506488%), Cockrell Equity Partners, L.P. (1.089978%) and Cockrell Investment Partners, L.P. (2.659947%). The sole general partner of the GKH Fund, a Delaware limited partnership is GKH. Pursuant to a management agreement, GKH manages assets on behalf of GKHPL. Mr. Klein is the sole stockholder of one of the general partners in GKH, the general partner of the GKH Fund and the nominee for GKHPL and disclaims beneficial ownership of the shares held by HC. Also includes 44,091 shares which could be received upon the exercise of options within 60 days. The weighted average exercise price of such options is $7.5591.

 (4) Includes 25,250 shares which could be received upon the exercise of options within 60 days. The weighted average exercise price of such options is $9.1894.

 (5) Includes 536,315 shares which could be received upon the exercise of options within 60 days. The weighted average exercise price of such options is $7.3438. Also, includes 1,342 shares owned by Mr. Snyder's spouse and which he disclaims beneficial ownership.

 (6) Includes 157,270 shares which could be received upon the exercise of options within 60 days. The weighted average exercise price of such options is $7.014.

 (7) Mr. Payne's stock ownership includes 70,320 shares of common stock arising from participation in the Corporation's Savings Investment Plan and 1,985,680 shares of common stock which could be received upon the exercise of options within 60 days. The weighted average exercise price of such options is

     $7.8405. In addition, Mr. Payne's total includes 1,000 shares owned by his wife. Mr. Payne disclaims beneficial ownership of these shares.

 (8) Mr. Boyt's stock ownership includes 9,677 shares of common stock arising from participation in the Corporation's Savings Investment Plan and 648,248 shares of common stock which could be received upon the exercise of options within 60 days. The weighted average exercise price of such options is $7.4696.

 (9) Mr. Hargett's stock ownership includes 5,604 shares of common stock arising from participation in the Corporation's Savings Investment Plan and 543,250 shares of common stock which could be received upon the exercise of options within 60 days. The weighted average exercise price of such options is $8.0988.

(10) Ms. Clark's stock ownership includes 13,800 shares of common stock arising from participation in the Corporation's Savings Investment Plan and 315,450 shares of common stock which could be received upon the exercise of options within 60 days. The weighted average exercise price of such options is $8.8608.

(11) Mr. Radtke's stock ownership includes 15,212 shares of common stock arising from participation in the Corporation's Savings Investment Plan and 291,815 shares of common stock which could be received upon the exercise of options within 60 days. The weighted average exercise price of such options is $7.8294.

(12) The stock ownership described includes 155,753 shares arising from participation in the Corporation's Savings Investment Plan and 5,718,950 shares which could be received upon the exercise of options within 60 days. The total also includes 3,214 shares owned by spouses where the officer or director disclaims beneficial ownership.

REPORT OF THE COMPENSATION AND BENEFITS COMMITTEE

     The Compensation and Benefits Committee (the "Committee") has been chartered by the Board to review salaries and other compensation of officers, including Mr. Payne, the Corporation's Chief Executive Officer, and key employees on an annual basis. Following review, the Committee submits recommendations to the Board regarding such salaries and compensation. In addition, the Committee selects officers and key employees for participation in incentive compensation plans, establishes performance goals for those officers and key employees who participate in such plans and reviews and monitors benefits under all employee plans of the Corporation.

  Compensation Policies for Executive Officers

     The Committee believes that the Corporation's compensation program is competitive, it reinforces the Corporation's business strategy and it supports objectives for enhanced stockholder value. It is designed to attract, retain and motivate key employees by providing total compensation opportunities consistent with those maintained by the Corporation's peer group. The group used for this purpose includes companies from the peer group used for purposes of the performance graph, which companies the Committee believes approximate the Corporation's size and asset mix. The program allows compensation to vary significantly based on performance results, balances objectives for short-term operating performance, and encourages stock ownership among key employees.

     Base salaries for the executive group are maintained near the median competitive position for comparable positions among the peer group. Annual incentive opportunities are targeted to provide compensation between the median and upper quartile of the Corporation's peer group described above. Long-term incentive opportunities are provided through grants of stock options and Phantom Units made pursuant to the Corporation's Stock Plans and are targeted between median and upper quartile award levels with upside opportunities based on sustained performance and creation of stockholder value.

     In conjunction with the merger with SOCO in May 1999, the overall compensation of the executive officers and key employees was reviewed in the summer and fall of 1999. It was determined that the executive officers, other than Mr. Payne, assumed new duties in the enlarged Corporation and as a result all executive officers received salary adjustments and/or Incentive Compensation Plan ("IC Plan") target percentage increases during 1999.

     Annual incentives are provided through the IC Plan. Goals are established annually which, if met at the target objective, will result in the executive officer being paid 50 percent of the maximum amount for which the individual is eligible. All executive officers participate in the IC Plan with maximum payout percentages of base salary in 1999 ranging from 100 percent for Mr. Payne to 60 percent. The Committee may increase or decrease the ultimate award by 25 percent at its discretion.

     The goals established for 1999 were based upon discretionary cash flow per share, production, reserve replacement, the performance of the Corporation's common stock as compared to the peer group shown in the performance graph, and an individual discretionary award. Discretionary cash flow per share is defined as net cash provided by operating activities before changes in operating assets and liabilities minus exploration dry hole costs plus total exploration expense minus capitalized interest divided by the average number of common shares outstanding. The discretionary cash flow and production goals each comprised 25% of the total award with the reserve replacement and stock price performance goals each comprising 20% of the total award. The individual discretionary award was potentially payable up to 10% of the total award. With the exception of the stock performance goal and the discretionary award, the goals were compared against profit plan projections. Pursuant to the terms of the IC Plan, the merger with SOCO resulted in a "change of control" and all goals were deemed to have been met at the maximum level, resulting in a 100% payout.

     In addition to the above described cash payments, the executive officers and key employees are eligible to participate in grants made under the Stock Plans. In order to further the identity of interest of employees with that of its stockholders, all forms of compensation under the Stock Plans relate to common stock.

     As part of the ongoing strategy discussed above, in July the Committee granted Mr. Payne, the executive officers and other key employees Non-Qualified Stock Options ("NQSO's") as noted in the table entitled "Options/SAR Grants in Last Fiscal Year". All grants were made at fair market value. The awards vest as to one-half of the grant per year over a two-year period. If a grantee leaves the Corporation prior to vesting for "Good Reason" as defined in his or her employment agreement or for "Constructive Termination" as defined in the Corporation's Severance Program, all unvested NQSO's in this grant that are held by such employee are forfeited.

     As a result of the merger with SOCO, several individuals, including six executive officers and Mr. Payne, who were parties to employment agreements incurred either a modification of duties or were required to relocate, thus allowing them to terminate employment and receive payments pursuant to the employment agreements. In order to retain the services of the executive officers, other than Mr. Payne, the Corporation established the 1999 Stock Retention Plan and four of these individuals were each granted 100,000 Phantom Units (50,000 in the case of another individual) which convert into shares of the Corporation's common stock two years from the date of grant. In addition, if the price of the Corporation's common stock achieves a sustained significant increase for a period of time prior to the end of the two year period, the number of Phantom Units granted to such persons increase by 50 percent. If the grantee voluntarily terminates employment prior to the conclusion of the vesting period, the Phantom Units held by such persons will be forfeited. Accelerated vesting of the Phantom Units may occur if a change of control of the Corporation occurs subsequent to the SOCO merger or if a grantee is involuntary terminated by the Corporation other than for Cause. In return for accepting the grant of Phantom Units, these executive officers agreed to waive their right to terminate employment and receive payments pursuant to their employment agreements.

  Chief Executive Compensation

     A review of the executive compensation discussed above also included a review of Mr. Payne's compensation. As in the case of the executive officers, as a result of the review of the peer group the Compensation Committee determined that Mr. Payne's salary should be increased effective January 1, 2000 to $615,000 per year and his maximum IC Plan payout percentage should be increased to 140%. In addition to the NQSO's granted in July, Mr. Payne received another grant of 150,000 NQSO's in December. This grant was made pursuant to the 2000 Stock Plan and is subject to approval of the 2000 Stock Plan at the 2000 Annual Meeting of Stockholders. This grant vests one-third per year over a three year period.

     The Compensation Committee also recognized that the SOCO merger had resulted in a modification of Mr. Payne's duties which would allow him to terminate his employment and receive payments pursuant to his employment agreement. In order to retain his services as Chief Executive Officer, the Committee granted Mr. Payne the right to receive 345,324 shares of Restricted Stock which vest as to one-third upon the first anniversary of the grant date (December 9), one-third upon the second anniversary of the grant date and one-third upon his 65th birthday (March 7, 2002). The shares are to be issued pursuant to the 2000 Stock Plan if it is approved by the stockholders at the 2000 Annual Meeting. If the 2000 Stock Plan is not so approved, Mr. Payne would be entitled to receive shares of treasury stock, stock purchased on the open market or the cash equivalent as determined by the Committee in its discretion. In certain circumstances the vesting of the shares may be accelerated and would also be forfeited to the extent not otherwise vested if Mr. Payne voluntarily terminates his employment. In return for this grant of Restricted Stock, Mr. Payne agreed to terminate his employment agreement and to forego any other cash severance payments under any Corporation severance program. If the vesting of these shares or any cash payment would be subject to the excise tax imposed by
Section 4999 of the Internal Revenue Code (the "golden parachute" payment provision), Mr. Payne will be paid such additional amounts of cash as necessary to put him in the same economic position he would have been in had the vesting or payment of the grant not been subject to such excise tax. The Board of Directors concurred in the employment agreement modification and the Restricted Stock grant.

  Section 162(m) of the Internal Revenue Code of 1986, as amended

     The Committee continues to review implications of the $1 million pay cap rules set forth in Section 162(m) of the Internal Revenue Code of 1986, as amended, and takes this into account when establishing and reviewing compensation policies.

                                          COMPENSATION AND BENEFITS COMMITTEE

                                          William E. Greehey, Chairman
                                          Reuben F. Richards
                                          John A. Hill
                                          James E. McCormick

  Compensation Committee Interlocks and Insider Participation

     No member of the Compensation and Benefits Committee was an officer or employee of the Corporation in 1997, 1998 or 1999.

     The following table summarizes certain information regarding compensation paid or accrued by the Corporation during each of the last three fiscal years to the Chief Executive Officer and each of the Corporation's four other most highly compensated executive officers (the "named executives"): The table also identifies the principal capacity in which each of the named executives served at the Corporation at the end of fiscal year 1999.

                           SUMMARY COMPENSATION TABLE

                                                              LONG TERM
                                                             COMPENSATION
                                                             ------------    PAYOUTS
                                                              SECURITIES    ---------
                                                              UNDERLYING      LTIP       ALL OTHER
NAME AND                                                     OPTIONS/SARS    PAYOUT     COMPENSATION
PRINCIPAL POSITION            YEAR   SALARY $   BONUS $(1)   # SHARES(2)      $(3)          $(4)
------------------            ----   --------   ----------   ------------   ---------   ------------
James L. Payne..............  1999   515,000     515,000       280,000      2,193,855      25,132
  Chief Executive Officer     1998   515,000     231,750       310,000                     28,767
                              1997   515,000     562,464        60,000                     30,500
Hugh L. Boyt................  1999   275,000     233,750        50,000        688,156      13,155
  President -- International  1998   245,000      90,956       125,000                     13,447
                              1997   230,000     171,271        20,000                     13,400
William G. Hargett(5).......  1999   233,336     350,000       593,250             --     110,685
  President -- North America
Janet F. Clark..............  1999   237,500     187,500        40,000        596,164      11,479
  Executive Vice
     President --             1998   225,000      75,938       110,000                     11,747
  Corporate Development       1997   206,250     138,558       135,000                      7,159
  and Administration
Duane C. Radtke.............  1999   230,000     172,500        40,000        463,023      10,953
  Executive Vice
     President --             1998   199,250      63,885       115,000                     10,935
  Production                  1997   187,000     122,541        20,000                     10,640

---------------

(1) The bonus amounts shown for 1999 and 1998 were payable in cash, and in 1997, although determined on a cash basis, were actually paid in shares of common stock pursuant to the Stock Plans. For 1997, Messrs. Payne, Boyt, Ms. Clark and Mr. Radtke received 9,798, 3,282, 2,414 and 2,135 shares of Bonus Stock, and 44,091, 9,846, 10,862 and 9,606 shares of Restricted Stock, respectively.

(2) As a result of the spin-off of Monterey Resources, Inc. by the Corporation in July 1997, all outstanding NQSO's were adjusted to reflect the effect of the transaction on the value of the Corporation's common stock. The anti-dilution formula follows the Internal Revenue Service approved guidelines for adjusting Qualified Incentive Stock Options and took into account the average sales prices for the Corporation's common stock for a period of time before and after the spin-off. As a result of the adjustment, the number of options outstanding increased by a factor of 1.7045 and the strike price was reduced accordingly at that time. The Corporation will receive the same overall consideration for the underlying securities upon exercise of the option. The option shown as granted in 1997 to Messrs. Payne, Boyt and Radtke were granted following the spin-off and no adjustment was made to these options. Ms. Clark received two option grants in 1997. The first grant of 100,000 options was made prior to the spin-off and was increased to 170,450 options as a result of the adjustment. The second grant of 35,000 options was made following the spin-off and, therefore, no adjustment was made to the options.

     The option grant in 1999 for Mr. Hargett includes 50,000 NQSO's issued pursuant to the Stock Plan. In accordance with the terms of the Agreement of Merger with SOCO, Mr. Hargett received 543,250 NQSO's or Incentive Stock Options upon the cancellation of SOCO options held at the time of the merger.

(3) Amounts reflect the accelerated payout of Phantom Units as a result of the merger with SOCO.

(4) Amounts shown for Messrs. Payne and Boyt, Ms. Clark and Mr. Radtke reflect matches made by the Corporation for employee contributions to the Santa Fe Snyder Corporation Savings Investment Plan, as well as, the performance match. (See "-- Benefit Plans -- Savings Plan" for a description of the Savings Investment Plan and the performance match). The performance match is contributed in the year following the performance and, therefore, total amounts shown for 1997, 1998 and 1999 include the match made for 1996, 1997 and 1998 results, respectively. The Corporation made a performance match in January 2000 for 1999 results for Messrs. Payne and Boyt, Ms. Clark and Mr. Radtke in the amount of

    $3,200 for each individual. In addition, amounts shown also include the match made by the Corporation relating to deferrals under the Deferred Compensation Plan. (See "-- Benefit Plans -- Savings Plan" for a description of the Deferred Compensation Plan). These amounts are also subject to the performance match outlined in the Savings Investment Plan. In January 2000, the Corporation allocated to the accounts maintained by Messrs. Payne and Boyt, Ms. Clark and Mr. Radtke $7,100, $2,299, $1,549 and $1,399,
    respectively, as a performance match.

    Amounts shown for Mr. Hargett reflect taxes reimbursed as a result of relocation to the Corporation's offices in Houston, Texas.

(5) Mr. Hargett was first employed by the Corporation on May 5, 1999 following the merger with SOCO.

The table below sets forth the number of stock options granted at fair market value to each of the named executives during the fiscal year 1999. In satisfaction of applicable SEC regulations, the table further sets forth the potential realizable value of stock options in the year 2009 (the expiration date of the stock options) at arbitrarily assumed annualized rates of stock price appreciation of 5% and 10% over the full ten-year term of the stock options. As the table indicates, the annualized stock price appreciation of 5% and 10% will result in stock prices in the year 2009 of approximately $12.83 and $20.43, respectively. No gain to the named executives is possible without an increase in stock price, which would benefit all stockholders proportionately. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the potential realizable values shown in this table will be achieved.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                 INDIVIDUAL GRANTS
                            ---------------------------                           POTENTIAL REALIZABLE
                             NUMBER OF      PERCENT OF                              VALUE AT ASSUMED
                             SECURITIES       TOTAL                               RATES OF STOCK PRICE
                             UNDERLYING    OPTIONS/SARS   EXERCISE                  APPRECIATION FOR
                            OPTIONS/SARS    GRANTED TO    OR BASE                      OPTION TERM
                              GRANTED      EMPLOYEES IN    PRICE     EXPIRATION   ---------------------
NAME                             #S        FISCAL YEAR     ($/SH)       DATE       5% ($)     10% ($)
----                        ------------   ------------   --------   ----------   --------   ----------
James L. Payne............    150,000          8.26%       6.875      12/09/09    648,555    1,643,580
                              130,000          7.16%       7.875       6/30/09    643,812    1,631,617
Hugh L. Boyt..............     50,000          2.75%       7.875       6/30/09    247,620      627,545
William G. Hargett........     50,000          2.75%       7.875       6/30/09    247,620      627,545
Janet F. Clark............     40,000          2.20%       7.875       6/30/09    198,096      502,036
Duane C. Radtke...........     40,000          2.20%       7.875       6/30/09    198,096      502,036

---------------

The NQSO's were granted at market on the date of the grant and as to the options shown with an expiration date of June 30, 2009, vest one-half per year over a two-year period. The grant to Mr. Payne with the expiration date of December 9, 2009 vests one-third per year over a three-year period. This grant is also subject to approval of the 2000 Stock Plan by the stockholders at the 2000 Annual Meeting.

(1) Does not include options granted to former SOCO employees in replacement of SOCO options which were cancelled upon the merger of SOCO into the Corporation.

     The following table sets forth information concerning option exercises and the fiscal year-end values of the unexercised stock options (and SARs), provided on an aggregate basis, for each of the named executives.

                AGGREGATED OPTION/SAR EXERCISES DURING 1999 AND
                     OPTION/SAR VALUES AT DECEMBER 31, 1999

                                                       NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                      UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS/SARS
                               SHARES                     OPTIONS/SARS AT           AT DECEMBER 31, 1999(1)
                              ACQUIRED    VALUE          DECEMBER 31, 1999                    ($)
                                 ON      REALIZED   ---------------------------   ---------------------------
NAME                          EXERCISE     ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                          --------   --------   -----------   -------------   -----------   -------------
James L. Payne..............     --         --       1,985,680       280,000       1,932,388       185,000
Hugh L. Boyt................     --         --         648,248        50,000         661,061         6,250
William G. Hargett..........     --         --         543,250        50,000          30,012         6,250
Janet F. Clark..............     --         --         315,450        40,000              --         5,000
Duane C. Radtke.............     --         --         291,815        40,000         273,869         5,000

---------------

(1) The closing price of common stock on December 31, 1999 was $8.00

The following table sets forth information regarding awards granted during fiscal year 1999 to the named executives under the Corporation's incentive plans.

                    LONG-TERM INCENTIVE PLANS AWARDS IN 1999

                                                                      ESTIMATED FUTURE PAYOUT UNDER
                                     NUMBER OF      PERFORMANCE OR     NON-STOCK PRICE-BASED PLANS
                                   SHARES, UNITS     OTHER PERIOD     -----------------------------
                                     OR OTHER      UNTIL MATURATION   THRESHOLD   TARGET    MAXIMUM
NAME                                 RIGHTS #         OR PAYOUT           #          #         #
----                               -------------   ----------------   ---------   -------   -------
James L. Payne...................     345,324      12/9/99 - 3/7/02      --       345,324        --
Hugh L. Boyt.....................     100,000      9/2/99 - 9/2/01       --       100,000   150,000
William G. Hargett...............          --            --              --            --        --
Janet F. Clark...................     100,000      9/2/99 - 9/2/01       --       100,000   150,000
Duane C. Radtke..................     100,000      9/2/99 - 9/2/01       --       100,000   150,000

     In September 1999, Mr. Boyt, Ms. Clark and Mr. Radtke received the number of Phantom Units described above pursuant to the 1999 Retention Stock Compensation Plan. The grant was expressly conditioned upon their agreement that with respect to the Change in Control that occurred upon the merger of the Corporation with SOCO and any subsequent Change in Control that occurs prior to January 1, 2002, the terms "Good Reason" under their Employment Agreements with the Corporation and "Constructive Termination" under the Corporation's Severance Program, as it applied to them, were amended to mean (i) a reduction in base salary, without written consent, prior to January 1, 2002 or (ii) a termination of employment by the Corporation for any reason other than "Cause" as defined in their Employment Agreements. The Phantom Units become 100% vested and payable in cash, shares of common stock from treasury shares only, or any combination thereof at the discretion of the Compensation and Benefits Committee on the earlier of (i) September 2, 2001 and (ii) the effective date of a Change in Control. The amount of Units shown as the maximum number will become 100% vested and payable (I) if the average Fair Market Value per share of common stock for any 20 consecutive trading days during the 90 day period ending on (X) September 2, 2001 is equal to or greater than 150% of the Fair Market Value of the Common Stock on May 5, 1999 (the "Target Stock Price") or (Y) September 2, 2002 is equal to or greater than 175% of the Target Stock Price; or (iii) upon the effective date of a Change in Control that occurs prior to September 2, 2002 if the Target Stock Price has been met or exceeded on such effective date. If the 2000 Stock Plan is approved by the stockholders at the 2000 Annual Meeting shares of common stock earned pursuant to this grant will be supplied from the 2000 Stock Plan.

     In December 1999, Mr. Payne was granted the right to receive 345,324 shares of Restricted Stock in return for his agreement that (i) his Employment Agreement was terminated in full effective with the date of grant and (ii) he would not be entitled to any cash severance payments under any Corporation severance program. The shares will become vested one third as of December 9, 2000, an additional one third as of December 9, 2001 and the final one third on March 7, 2002, his 65th birthday. In addition, the shares will become 100% vested upon the first to occur of the following; (a) the Corporation ceases to be an independent publicly traded company, (b) the termination of his employment due to death or disability (as defined in the grant agreement) and (c) the Board of Directors removing him as the Chief Executive Officer of the Corporation other than for Cause (as defined in the agreement). Except to the extent vesting has occurred, pursuant to the above, the shares will be forfeited upon his termination of employment for any reason other than as provided above. This grant is subject to the terms of the 2000 Stock Plan as approved by the stockholders. If the Plan is not approved by the stockholders, Mr. Payne has the right to receive in lieu of the Restricted Stock an equal amount of common stock having the same vesting terms with such stock being acquired on the open market, treasury shares, cash of equivalent value or any combination thereof, as determined by the Compensation and Benefits Committee in its discretion.

CHANGE IN CONTROL

     The Stock Plans and the IC Plan contain "Change in Control" provisions. A Change in Control is generally defined to occur if (a) any "person" becomes the beneficial owner of securities representing 25% or more of the voting power of the Corporation's outstanding securities; or (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors cease to constitute at least a majority of the Board; or
(c) the Corporation's stockholders approve a merger or consolidation of the Corporation with another corporation and the voting securities of the Corporation outstanding immediately prior thereto do not represent 65% (amended in December 1999 to 60%) of the combined voting power of the voting securities outstanding immediately thereafter; or (d) the Corporation's stockholders approve a plan of complete liquidation or an agreement for the sale or disposition by the Corporation of all or substantially all of its assets. The merger with SOCO resulted in a Change in Control. Therefore, at the time of the merger all stock options granted under the Stock Plans became exercisable, all restrictions on Restricted Stock lapsed, all goals associated with Phantom Units awards were deemed met at the maximum level and such awards became payable in cash and each participant in the IC Plan who remains employed at year-end will be entitled to the maximum bonus that would have been payable if all performance goals had been met in full.

                               PERFORMANCE GRAPH

     The following performance graph compares the performance of the common stock to the S&P 500 Index and to an index composed of independent oil and gas companies which the Corporation believes have an asset base and operations which are comparable to those of the Corporation.

                COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN(1)
                   AMONG SANTA FE SNYDER CORP., THE S&P INDEX
                              AND A PEER GROUP(2)

                              [PERFORMANCE GRAPH]

---------------

(1) $100 invested on December 31, 1994 in stock or index -- including reinvestment of dividends. Fiscal year ending December 31.

(2) This group of companies, which includes the Corporation, also currently includes Anadarko Petroleum Corp., Apache Corp., Barrett Resources Corp., Burlington Resources, Cabot Oil & Gas, Cross Timbers Oil Co., Devon Energy, Enron Oil & Gas, Mitchell Energy & Development, Noble Affiliates, Inc., Ocean Energy (reflects value of United Meridian Corporation through date of merger with Ocean Energy on March 27, 1998), Pioneer Natural Resources, Pogo Producing Company, Vastar Resources, Inc., and Vintage Petroleum. Due to activities such as reorganizations and mergers, additions and deletions are made to the group from time to time.

BENEFIT PLANS

     The Corporation maintains a 401(k) savings plan and a retirement income plan. In addition, the Corporation has entered into employment agreements with certain officers and key employees and maintains a severance program for all full-time salaried employees. These plans and agreements are briefly described below.

     Savings Plan. The Corporation has adopted the Santa Fe Snyder Corporation Savings Investment Plan. The Savings Investment Plan offers eligible employees an opportunity to make long-term investments on a regular basis through salary contributions, which are supplemented by matching employer contributions. Substantially all salaried employees are eligible to participate on the first day of the month after their date of hire. The Corporation will match an employee's contribution up to 4% of such employee's compensation.

     In addition to the employer match described above, at the end of each fiscal year, the Company's performance is evaluated using the same performance measures used in the IC Plan. If the performance meets or exceeds the goals for that year, participants will receive up to another fifty cents on each regular matching dollar contributed by the Corporation. The regular employer matching contributions as well as the performance match are made in common stock. Due to the merger with SOCO all goals were deemed met at the maximum level and a full performance match was made.

     The Savings Investment Plan is intended to qualify as a Section 401(k) cash or deferred compensation arrangement whereby an employee's contributions and the employer's matching contributions are not subject to federal income taxes at the time of the contribution to the Savings Investment Plan, and the Savings Investment Plan is subject to the restrictions imposed by the Code. A variety of investment alternatives are offered, including a fund which is invested in Corporation common stock.

     The Corporation also maintains a Deferred Compensation Plan whereby employees earning in excess of $100,000 per year are allowed to defer all or a portion of their salary until any future year or retirement. These amounts are not matched by the Corporation. Employees earning in excess of $160,000 per year may also defer up to 4% of such excess and the amount will be matched by the Corporation. The amount contributed is also subject to the performance match described above in the Savings Investment Plan.

     Retirement Plans. The Corporation maintains the Santa Fe Snyder Corporation Retirement Income Plan, a qualified defined benefit plan for substantially all salaried employees, and the Santa Fe Snyder Corporation Supplemental Retirement Plan, which is a non-qualified plan. The Supplemental Plan will pay benefits to Retirement Plan participants where the Retirement Plan formula produces a benefit to members in excess of limits imposed by ERISA and applicable government regulations. It also includes amounts deferred under the Deferred Compensation Plan as pensionable compensation. Benefits which have accrued to the Corporations' participants under both the Retirement Income Plan and Supplemental Plan are shown below for selected compensation levels and years of service. As of December 31, 1999, Messrs. Payne, Boyt, Hargett, Ms. Clark, and Mr. Radtke were credited with 17.8, 16.2, 0.7, 3.0 and 7.7 years of service under the plans, respectively.

                               PENSION PLAN TABLE

                                                            YEARS OF SERVICE
                                          ----------------------------------------------------
AVERAGE YEARLY COMPENSATION                  15         20         25         30         35
---------------------------               --------   --------   --------   --------   --------
$250,000................................  $ 45,000   $ 60,000   $ 74,000   $112,000   $130,000
$350,000................................  $ 63,000   $ 84,000   $105,000   $158,000   $184,000
$450,000................................  $ 82,000   $109,000   $136,000   $205,000   $239,000
$550,000................................  $100,000   $134,000   $167,000   $251,000   $293,000
$650,000................................  $119,000   $159,000   $198,000   $298,000   $347,000
$750,000................................  $138,000   $184,000   $229,000   $344,000   $401,000
$850,000................................  $156,000   $208,000   $260,000   $391,000   $456,000
$950,000................................  $175,000   $233,000   $291,000   $437,000   $510,000

     Benefit figures shown are amounts payable based on a straight life annuity assuming retirement by the participant at age 62 in 1999 without a joint survivorship provision. The benefits listed in the above table are not subject to any deduction for social security or other offset amounts.

     Benefits under the plans are computed based on a participant's total compensation for the 60 consecutive months during the ten-year period immediately prior to the termination of his covered employment, for which his total compensation is the highest, divided by 60. If a participant has not received compensation for 60 consecutive months during such ten-year period, his compensation shall equal the total of his compensation for the longest period of consecutive months during such ten-year period divided by the total number of months of compensation so considered.

     Compensation recognized under the plans is the total basic compensation, including any elective salary deferral amounts excluded from income pursuant to
Section 125 or 402 of the Code, plus overtime, shift differentials and bonuses (whether cash or stock) paid pursuant to recurring bonus programs, including compensation deferred under the Deferred Compensation Plan, but excluding any special or extraordinary bonuses and any other items of compensation. A participant's basic compensation is the regular rate of pay specified for his position and does not include automobile allowances, imputed income under any group term life insurance program, moving expense or other reimbursements, fringe benefits, or similar items.

     The pension compensation therefore differs from the compensation listed in the Summary Compensation Table in several respects. Pension compensation is based on average compensation as explained above. It does not include restricted stock awards, stock options and other compensation in the "All Other Compensation" column (i.e., employer matching contributions to the Savings Investment Plan and the performance match). It also does not include special or extraordinary bonuses.

     The pension compensation of officers listed in the Summary Compensation Table is listed below:

                              PENSION COMPENSATION

                                                              PENSION COMPENSATION
NAME                                                          (FINAL AVERAGE PAY)
----                                                          --------------------
James L. Payne..............................................        $939,800
Hugh L. Boyt................................................        $397,000
William G. Hargett..........................................        $583,300
Janet F. Clark..............................................        $347,000
Duane C. Radtke.............................................        $301,800

     Employment Agreements. The Corporation has entered into employment agreements (the "Employment Agreements") covering 31 employees of the Corporation (including each of the individuals named in the Summary Compensation Table). The Employment Agreements are intended to encourage such employees to remain in the employ of the Corporation. The initial term of most Employment Agreements is for three years; however, beginning on the second January 1 and each succeeding January 1 after its effective date, the term is automatically extended for an additional one-year period, unless by September 30 of the preceding year the Corporation gives notice that the Employment Agreement will not be so extended. The term of the Employment Agreement, however, is automatically extended for a minimum period of 24 months following a Change in Control. A Change in Control is defined substantially the same as in the Stock Plans.

     Twenty of these Agreements contain provisions stating that if, (a) following a Change in Control (and during the term of the Employment Agreement), the employee terminates his employment for "Good Reason" or the Corporation terminates the employee other than for "Cause" (as those terms are defined in the Employment Agreements), or (b) during the six months preceding a Change in Control, the employee terminates his employment for Good Reason or the Corporation terminates his employment other than for Cause, and such termination is demonstrated to be connected with the Change in Control, the Corporation will pay certain amounts to the employee based on the employee's salary and bonus under the IC Plan; payout of non-vested restricted stock, phantom units, stock options, if any, and continuation of certain insurance benefits on a tax neutral basis for a period of up to 24 months. The payments and benefits are payable pursuant to the Employment Agreement only to the extent they are not paid out under the terms of any other plan of the Corporation. Seven of these agreements provide for payments only if the individual incurs a reduction of base salary, or is terminated by the Corporation. The payments and benefits provided by these Employment Agreements may be further limited by certain restrictions commonly known as "parachute payment" limitations as set forth in the Employment Agreements. Without giving effect to such limitation, the estimated value of the payments and benefits to which Mr. Boyt, Mr. Hargett, Ms. Clark and Mr. Radtke and all executive officers as a group would be entitled if a qualifying termination occurred on March 1, 2000 would be $1,095,821, $1,156,057, $736,761 and $773,738 and $5,825,570, respectively. The merger with SOCO resulted in a Change in Control which activated the first trigger of 20 of these agreements. These individuals have also been notified that their current agreements would not be renewed following their expiration on December 31,

2001. In conjunction with the grant of Performance Units described in Long-Term Incentive Plan Awards, Mr. Boyt, Ms. Clark and Mr. Radtke agreed to modify their agreements and will be eligible for benefits only if they are terminated by the Corporation or incur a reduction in base salary at any time prior to January 1, 2002. In addition, Mr. Payne has agreed to terminate his agreement in return for the grant of Restricted Stock discussed in Long-Term Incentive Plan Awards. If Mr. Payne's Restricted Stock would vest in a manner that would cause the value to exceed the "parachute payment" limits, he will be made "whole" on a net after-tax basis for any excise tax incurred.

     Severance Program. The Corporation has adopted a Severance Program for all full-time salaried employees who are terminated by the Corporation or terminated or constructively terminated by an acquiring Corporation, other than for Cause (as defined in the Severance Program). However, following a Change in Control (defined substantially the same as in the Stock Plans), an executive officer or key employee who has entered into an Employment Agreement is not eligible to receive duplicate benefits under the Employment Agreement and the Severance Program. A participant in the severance programs is generally entitled to an amount of up to 78 weeks' pay (52 weeks maximum after May 5, 2000) based upon a participant's age, length of service and highest rate of base salary in effect during the 24-month period preceding his termination, provided that the aggregate of such payments does not exceed two times the participant's actual salary for the 12-month period preceding the date of termination. In addition, a participant is entitled to continuation of health and life insurance benefits for up to a period of two years. The merger with SOCO on May 5, 1999 resulted in a Change in Control.

                  APPROVAL OF THE SANTA FE SNYDER CORPORATION
                     INCENTIVE STOCK COMPENSATION PLAN 2000

     The Board of Directors recommends the approval of the Santa Fe Snyder Corporation Incentive Stock Compensation Plan (the "2000 Stock Plan") under which a total of 5,000,000 shares of the Corporation's common stock will be made available for grants. The Plan is intended to promote the interests of the Corporation by encouraging officers, employees, directors and consultants of the Corporation and its affiliates to acquire or increase their equity interest in the Corporation and to provide a means whereby they may develop a sense of proprietorship and personal involvement in the development and financial success of the Corporation and to encourage them to remain with and devote their best efforts to the business of the Corporation and its stockholders. The Plan is also contemplated to enhance the ability of the Corporation and its Affiliates to attract and retain the service of individuals who are essential for the growth and profitability of the Corporation.

     The Board of Directors adopted the 2000 Stock Plan on December 9, 1999, subject to approval by the stockholders. The 2000 Stock Plan is intended to replace the 1990 Incentive Stock Compensation Plan which pursuant to its terms does not allow for grants to be made after December 31, 1999. Upon its approval, the 2000 Stock Plan will be used for 2000 and future awards to Directors, executive officers, key employees or consultants. The Corporation continues to maintain the 1995 Incentive Stock Compensation Plan for non-executive employees. If the 2000 Stock Plan is approved, the grants of 450,000 Phantom Units (and 225,000 Contingent Phantom Units) made pursuant to the 1999 Stock Retention Plan would be replaced by grants under the 2000 Stock Plan. In addition, the grant of 150,000 Non-Qualified Stock Options to Mr. Payne made on December 9, 1999 would be effective and the annual retainer of non-employee directors would be increased from 2,000 shares of Restricted Stock (1,000 from the 1990 Plan and 1,000 from the 1995 Plan) to 4,000 shares of Restricted Stock effective for the 1999-2000 fiscal year. Finally, the shares of Restricted Stock to Mr. Payne made in December 1999, in return for the termination of his employment agreement and his forfeiture of any cash severance payments under any corporate severance program, would be satisfied by a grant under the 2000 Stock Plan.

     The full text of the 2000 Stock Plan is presented as an Appendix to this proxy statement. The following is a summary of the material provisions of the Plan and is qualified in its entirety by the full text of the Plan itself. Capitalized items shall have the same meaning as defined in the Plan.

     Administration. The Plan is administered by the Compensation and Benefits Committee of the Board of Directors. The Committee, in its sole discretion, may delegate any or all of its powers and duties under the Plan to the Chief Executive Officer, subject to such limitations on such delegated powers and duties as the Committee may impose.

     Eligibility for participation. Any employee, director or consultant is eligible for participation.

     Amendment and Termination of the Plan. The Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan without the consent of any stockholders, Participant, other holder or beneficiary of an Award or other person. However, the Board or the Committee may not, without stockholder approval, make any amendment which would (i) materially increase the number of shares authorized under the Plan (except certain adjustments appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan), or (ii) materially increase the Persons eligible to receive Awards under the Plan. No Award may be granted under the Plan after December 9, 2009.

     Available Shares. The Committee may grant Awards until December 9, 2009 unless the Plan is terminated prior to that date. The number of shares, with respect to which Awards may be granted, is 5,000,000, subject to adjustment as provided in the Plan. No more than 2,000,000 of such 5,000,000 shares may be issued with respect to Restricted Stock, Performance Awards, Phantom Stock and other Stock-Based Awards. If any Award is exercised, paid, forfeited, terminated or canceled without the delivery of shares, then the shares covered by such Award may again be subject to Awards.

     Limitation on Awards. No Participant may receive more than 1,000,000 Stock Options, 500,000 shares of Restricted Stock, Phantom Shares or other Stock-Based Awards denominated in shares, or Performance Awards or other Stock-Based Awards denominated in dollars worth more than $1,000,000 in any calendar year.

     Stock Options. The Committee may grant an Award in the form of incentive stock options and non-qualified stock options. Any stock option intended to qualify as an incentive stock option will satisfy the applicable requirements of
Section 422 of the Internal Revenue Code. The purchase price per share under an Option will be determined by the Committee at the time of grant, but will not be less than the Fair Market Value per share on the grant date. In addition, the Committee may not reduce the exercise price of an option, except certain adjustments appropriate in order to prevent dilution or enlargement of benefits, without stockholder approval.

     Restricted Stock. The Committee will determine the duration of the Restricted Period during which, and the conditions, including Performance Objectives, if any, under which, if not achieved, the Restricted Stock may be forfeited and other terms and conditions of such Awards. Unless subject to the achievement of Performance Objectives or a special determination is made by the Committee as to a shorter Restricted Period, the Restricted Period will not be less than three years.

     Performance Awards. The Committee will have the authority to determine the Participants who may receive a Performance Award. These Awards will be denominated as a cash amount (e.g. $100 per award unit) at the time of grant and confer on the Participant the right to receive payment of such Award, in whole or in part, upon the achievement of such Performance Objectives during such performance periods as the Committee shall establish.

     Bonus Shares. The Committee will have the authority, in its discretion, to grant Bonus Shares. Each Bonus Share will constitute a transfer of an unrestricted share, without other payment therefor, as additional compensation for services to the Corporation. Bonus Shares will be in lieu of a cash bonus that otherwise would be granted to the Participant.

     Phantom Shares. The Committee will have authority to grant Phantom Shares which constitute an agreement to issue or transfer a specified number of Shares or pay an amount of cash equal to a specified number of Shares or combination thereof. The issuance of Shares or payment of cash is subject to the fulfillment during the Restricted Period of such conditions, including Performance Objectives, if any, as the Committee may specify.

     Cash Awards. The Committee will have the authority to determine the Participants to whom Cash Awards may be granted, the amount, and the terms or conditions, if any, as additional compensation for the Participant's services to the Corporation or its Affiliates. A Cash Award may be granted (simultaneously or subsequently) separately or in tandem with another Award and may entitle a Participant to receive a specified amount of cash upon such other Award becoming taxable to the Participant.

     Other Stock-Based Awards. The Committee may grant an Other Stock-Based Award which will consist of a right which is an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares as is deemed consistent with the purposes of the 2000 Stock Plan. The Committee will determine the terms and conditions of such Awards, including the Performance Objectives, if any, applicable to such Awards.

     Automatic Director Awards. Each Director who is elected or appointed to the Board for the first time after the effective date of the 2000 Stock Plan will automatically receive, on the date of such election, a non-qualified option for 10,000 shares of common stock. On the date of each Annual Meeting of Stockholders each director who is serving on that day, including a director who was elected for the first time at such meeting, will receive a non-qualified option for 5,000 shares of common stock. Finally, each director will receive on the date of each Annual Meeting of Stockholders a Restricted Stock Award for 4,000 shares of common stock. In addition, each director who is serving on the date of the Annual Meeting of Stockholders in 2000 will receive a grant of 2,000 Bonus Shares on that date, thus allowing such director to receive a total of 4,000 shares for fiscal year 1999-2000 when combined with the 2,000 shares previously received.

     Change in Control. If a "change in control" (as defined in the Plan) occurs, and except to the extent an Award Agreement expressly provides to the contrary, all outstanding Awards automatically will become fully vested immediately prior to such change in control (or such earlier time as set by the Committee), all restrictions, if any, with respect to such Awards will lapse, and all performance criteria, if any, with respect to such Awards will be deemed met at the target level. All outstanding options shall terminate if not assumed or substituted by the surviving Corporation unless the Corporation is the survivor.

     In general, the 2000 Stock Plan defines a "change in control" as occurring if (a) any "person" becomes the beneficial owner of securities representing 25% or more of the combined voting power of the Corporation's then outstanding securities, or (b) during any period of two consecutive years individuals who at the beginning of such period, constitute the Board cease to constitute at least a majority thereof, or (c) the stockholders of the Corporation approve a merger or consolidation with another corporation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent more than 60% of the combined voting powers of the voting securities of the Corporation outstanding immediately after such merger or consolidation; or (d) the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets.

     The 2000 Stock Plan will be approved if the votes cast in favor of such approval represent a majority of the votes cast on the proposal.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     PricewaterhouseCoopers LLP served as the independent public accountants for the Corporation in 1999 and has been appointed the Corporation's independent public accountants for 2000. Representatives of PricewaterhouseCoopers LLP will be present at the annual meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. The stockholders are requested to ratify and approve the appointment of PricewaterhouseCoopers LLP as independent public accountants for 2000.

     The appointment of PricewaterhouseCoopers LLP will be approved if the votes cast in favor of such approval exceed the votes cast opposing such approval.

                                 OTHER BUSINESS

     The Board knows of no business that will come before the meeting except that indicated above. However, if any other matters are properly brought before the meeting, it is intended that the persons acting under the proxy will vote thereunder in accordance with their best judgment.

                           COST OF PROXY SOLICITATION

     The cost of preparing, assembling and mailing this proxy material will be borne by the Corporation. In addition to solicitation by mail, solicitations may be made by regular employees of the Corporation or by paid solicitors in person or by telephone or telegraph. Arrangements may be made with brokerage houses, custodians, nominees and fiduciaries to send proxy material to their principals and the Corporation will reimburse them for their expense in so doing.

                             STOCKHOLDER PROPOSALS

     In accordance with the bylaws of the Corporation and the proxy rules of the Securities and Exchange Commission, in order for proposals by stockholders to be brought before the 2001 annual meeting and included in the proxy material solicited by the Corporation for the 2001 annual meeting such proposals must be received at the Corporation's executive offices no later than November 23, 2000; provided, however, that if the date of the 2001 annual meeting is scheduled to be held prior to April 16, 2001 or later than June 16, 2001, the proposals are then required to be received by the Corporation within a reasonable time before its solicitation is made if the proposals are to be included in such proxy material, and no later than the close of business on the tenth day following the day on which the proxy materials for the 2001 annual meeting are first mailed or public disclosure is made if the proposals are to be brought before the 2001 annual meeting.

                                          By order of the Board of Directors.

                                          MARK A. OLDER
                                          Corporate Secretary

March 22, 2000

                                                                        APPENDIX

                          SANTA FE SNYDER CORPORATION
                     INCENTIVE STOCK COMPENSATION PLAN 2000

SECTION 1. Purpose of the Plan.

     The Santa Fe Snyder Corporation Incentive Stock Compensation Plan 2000 (the "Plan") is intended to promote the interests of Santa Fe Snyder Corporation, a Delaware corporation (the "Company"), by encouraging officers, employees, directors and consultants of the Company and its Affiliates to acquire or increase their equity interest in the Company and to provide a means whereby they may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company thereby advancing the interests of the Company and its stockholders. The Plan is also contemplated to enhance the ability of the Company and its Affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Company.

SECTION 2. Definitions.

     As used in the Plan, the following terms shall have the meanings set forth below:

     "Affiliate" shall mean (i) any "parent corporation" of the Company (as defined in Section 424(e) of the Code) and any "subsidiary corporation" of any such corporation (as defined in Section 424(f) of the Code), (ii) any entity that, directly or through one or more intermediaries, is controlled by the Company, and (iii) any entity in which the Company has a significant equity interest, as determined by the Committee.

     "Award" shall mean any Option, Restricted Stock, Performance Award, Phantom Shares, Bonus Shares, Other Stock-Based Award or Cash Award.

     "Award Agreement" shall mean any agreement, contract, or other instrument or document (written or electronic) evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

     "Board" shall mean the Board of Directors of the Company.

     "Bonus Shares" shall mean an award of Shares granted pursuant to Section 6(d) of the Plan.

     "Cash Award" shall mean an award payable in cash granted pursuant to
Section 6(f) of the Plan.

     "Change in Control" shall mean the occurrence of any one of the following events:

          (a) any "person" (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any affiliate, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities;

          (b) during any period of two consecutive years (not including any period prior to the effective date of the Plan), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c) or
     (d) of this Change in Control definition and excluding any individual whose initial assumption of office occurs as a result of either (i) an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act), or an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (hereinafter referred to as "Continuing Directors"), cease for any reason to constitute at least a majority thereof;

          (c) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 60% of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger or consolidation; or

          (d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets. For purposes of this clause (d), the term "the sale or disposition by the Company of all or substantially all of the Company's assets" shall mean a sale or other disposition transaction or series of related transactions involving assets of the Company or of any direct or indirect subsidiary of the Company (including the stock of any direct or indirect subsidiary of the Company) in which the value of the assets or stock being sold or otherwise disposed of (as measured by the purchase price being paid therefor or by such other method as the Board determines is appropriate in a case where there is no readily ascertainable purchase price) constitutes more than two-thirds of the "fair market value of the Company" (as hereinafter defined). For purposes of the preceding sentence, the "fair market value of the Company" shall be the aggregate market value of the Company's outstanding common stock (on a fully diluted basis) plus the aggregate market value of the Company's other outstanding equity securities. The aggregate market value of the Company's common stock shall be determined by multiplying the number of shares of the Company's common stock (on a fully diluted basis) outstanding on the date of the execution and delivery of a definitive agreement with respect to the transaction or series of related transactions (the "Transaction Date") by the average closing price for the Company's common stock for the ten trading days immediately preceding the Transaction Date. The aggregate market value of any other equity securities of the Company shall be determined in a manner similar to that prescribed in the immediately preceding sentence for determining the aggregate market value of the Company's common stock or by such other method as the Board shall determine is appropriate. However, notwithstanding anything in this clause (d) to the contrary, a spinoff or distribution of the stock of a subsidiary of the Company to those persons who were stockholders of the Company immediately prior to such spinoff or distribution in substantially the same proportion as their ownership of Company stock immediately prior to such spinoff or distribution shall not constitute a "sale or disposition by the Company of all or substantially all of the Company's assets".

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder.

     "Committee" shall mean the Compensation and Benefits Committee of the Board.

     "Consultant" shall mean any individual, other than a Director or an Employee, who renders consulting services to the Company or an Affiliate for a fee.

     "Director" shall mean a "non-employee director" of the Company, as defined in Rule 16b-3.

     "Employee" shall mean any employee of the Company or an Affiliate.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" shall mean, with respect to Shares, the average of the high and low sales price of a Share on the applicable date (or if there is no trading in the Shares on such date, on the next preceding date on which there was trading) as reported in The Wall Street Journal (or other reporting service approved by the Committee). In the event the Shares are not publicly traded at the time a determination of its fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Committee.

     "Option" shall mean an option granted under Section 6(a) of the Plan. Options granted under the Plan may constitute "incentive stock options" for purposes of Section 422 of the Code or nonqualified stock options.

     "Other Stock-Based Award" shall mean an award granted pursuant to Section 6(g) of the Plan that is not otherwise specifically provided for, the value of which is based in whole or in part upon the value of a Share.

     "Participant" shall mean any Director, Employee or Consultant granted an Award under the Plan.

     "Performance Award" shall mean any right granted under Section 6(c) of the Plan.

     "Performance Objectives" means the objectives, if any, established by the Committee that are to be achieved with respect to an Award granted under this Plan, which may be described in terms of Company-wide objectives, in terms of objectives that are related to performance of a division, subsidiary, department or function within the Company or an Affiliate in which the Participant receiving the Award is employed or in individual or other terms, and which will relate to the period of time determined by the Committee. The Performance Objectives intended to qualify under Section 162(m) of the Code shall be with respect to one or more of the following: earnings per share; earnings before interest, taxes, depreciation and amortization expenses ("EBITDA"); earnings before interest and taxes ("EBIT"); EBITDA, EBIT or earnings before taxes and unusual or nonrecurring items as measured either against the annual budget or as a ratio to revenue; market share; sales; costs; return on equity; operating cash flow; production volumes compared to plan or prior years; reserves added; discretionary cash flow; return on net capital employed; and stock price performance. Which objectives to use with respect to an Award, the weighting of the objectives if more than one is used, and whether the objective is to be measured against a Company-established budget or target, an index or a peer group of companies, shall be determined by the Committee in its discretion at the time of grant of the Award. A Performance Objective need not be based on an increase or a positive result and may include, for example, maintaining the status quo or limiting economic losses.

     "Person" shall mean individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

     "Phantom Shares" shall mean an Award of the right to receive Shares issued at the end of a Restricted Period which is granted pursuant to Section 6(e) of the Plan.

     "Restricted Period" shall mean the period established by the Committee with respect to an Award during which the Award either remains subject to forfeiture or is not exercisable by the Participant.

     "Restricted Stock" shall mean any Share, prior to the lapse of restrictions thereon, granted under Sections 6(b) of the Plan.

     "Rule 16b-3" shall mean Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

     "SEC" shall mean the Securities and Exchange Commission, or any successor thereto.

     "Shares" or "Common Shares" or "Common Stock" shall mean the common stock of the Company, $0.01 par value, and such other securities or property as may become the subject of Awards under the Plan.

SECTION 3. Administration.

     The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. Subject to the following, the Committee, in its sole discretion, may delegate any or all of its powers and duties under the Plan, including the power to grant Awards under the Plan, to the Chief Executive Officer of the Company, subject to such limitations on such delegated powers and duties as the Committee may impose. Upon any such delegation all references in the Plan to the "Committee", other than in Section 8, shall be deemed to include the Chief Executive Officer; provided, however, that such delegation shall not limit the Chief Executive Officer's right to receive Awards under the Plan. Notwithstanding the
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foregoing, the Chief Executive Officer may not grant Awards to, or take any action with respect to any Award previously granted to, a person who is an officer or a member of the Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee;
(vii) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any stockholder and any Employee.

SECTION 4. Shares Available for Awards.

     (a) Shares Available. Subject to adjustment as provided in Section 4(c), the number of Shares with respect to which Awards may be granted under the Plan shall be five million; provided, however, not more than two million of such five million Shares may be issued with respect to Restricted Stock, Performance Awards, Phantom Shares and Other Stock-Based Awards. If any Award is exercised, paid, forfeited, terminated or canceled without the delivery of Shares, then the Shares covered by such Award, to the extent of such payment, exercise, forfeiture, termination or cancellation, shall again be Shares with respect to which Awards may be granted.

     (b) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

     (c) Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) with respect to which Awards may be granted,
(ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award.

SECTION 5. Eligibility.

     Any Employee, Director or Consultant shall be eligible to be designated a Participant and receive an Award under the Plan. In addition, each Director shall receive Awards automatically as provided in Section 7.

SECTION 6. Awards.

     (a) Options. Subject to the provisions of the Plan, the Committee shall have the authority to determine the Participants to whom Options shall be granted, the number of Shares to be covered by each Option, the purchase price therefor and the conditions and limitations applicable to the exercise of the Option, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

          (i) Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee at the time the Option is granted, but shall not be less than the Fair Market Value per Share on such grant date.

          (ii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part (which may include the achievement of one or more Performance Objectives), and the method or methods by which, and the form or forms (which may include, without limitation, cash, check acceptable to the Company, Shares already-owned for more than six months, outstanding Awards, Shares that would otherwise be acquired upon exercise of the Option, a "cashless-broker" exercise through procedures approved by the Company, other securities or other property, loans, notes approved by the Committee, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which payment of the exercise price with respect thereto may be made or deemed to have been made.

          (iii) Incentive Stock Options. The terms of any Option granted under the Plan intended to be an incentive stock option shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder. Incentive stock options may be granted only to employees of the Company and its parent corporation and subsidiary corporations, within the meaning of Section 424 of the Code. To the extent the aggregate Fair Market Value of the Shares (determined as of the date of grant) of an Option to the extent exercisable for the first time during any calendar year (under all plans of the Company and its parent and subsidiary corporations) exceeds $100,000, such Option Shares in excess of $100,000 shall be nonqualified stock options.

          (iv) Limits. The maximum number of Options that may be granted to any Participant during any calendar year shall not exceed 1.0 million Shares.

     (b) Restricted Stock. Subject to the provisions of the Plan, the Committee shall have the authority to determine the Participants to whom Restricted Stock shall be granted, the number of Shares of Restricted Stock to be granted to each such Participant, the duration of the Restricted Period during which, and the conditions, including Performance Objectives, if any, under which if not achieved, the Restricted Stock may be forfeited to the Company, and the other terms and conditions of such Awards. Unless subject to the achievement of Performance Objectives or a special determination is made by the Committee as to a shorter Restricted Period, the Restricted Period shall not be less than three years.

          (i) Dividends. Dividends paid on Restricted Stock may be paid directly to the Participant, may be subject to risk of forfeiture and/or transfer restrictions during any period established by the Committee or sequestered and held in a bookkeeping cash account (with or without interest) or reinvested on an immediate or deferred basis in additional shares of Common Stock, which credit or shares may be subject to the same restrictions as the underlying Award or such other restrictions, all as determined by the Committee in its discretion.

          (ii) Registration. Any Restricted Stock may be evidenced in such manner as the Committee shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and may bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock or such legend may be noted in the records of the transfer agent.

          (iii) Forfeiture and Restrictions Lapse. Except as otherwise determined by the Committee or the terms of the Award that granted the Restricted Stock, upon termination of a Participant's employment (as determined under criteria established by the Committee) for any reason during the applicable Restricted Period, all Restricted Stock shall be forfeited by the Participant and reacquired by the Company. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the holder of Restricted Stock promptly after the applicable restrictions have lapsed or otherwise been satisfied.

          (iv) Transfer Restrictions. During the Restricted Period, Restricted Stock will be subject to the limitations on transfer as provided in Section 6(i)(iii).

          (v) Limits. The maximum number of Shares of Restricted Stock that may be granted to any Participant during any calendar year shall not exceed 500,000 shares.

     (c) Performance Awards. The Committee shall have the authority to determine the Participants who shall receive a Performance Award, which shall be denominated as a cash amount (e.g., $100 per award unit) at the time of grant and confer on the Participant the right to receive payment of such Award, in whole or in part, upon the achievement of such Performance Objectives during such performance periods as the Committee shall establish with respect to the Award.

          (i) Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the Performance Objectives to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount of any payment or transfer to be made pursuant to any Performance Award.

          (ii) Payment of Performance Awards. Performance Awards, to the extent earned, shall be paid (in cash and/or in Shares, in the sole discretion of the Committee) in a lump sum following the close of the performance period.

          (iii) Limits. The maximum value of Performance Awards that may be granted to any Participant during any calendar year shall not exceed $1.0 million.

     (d) Bonus Shares. The Committee shall have the authority, in its discretion, to grant Bonus Shares to Participants. Each Bonus Share shall constitute a transfer of an unrestricted Share to the Participant, without other payment therefor, as additional compensation for the Participant's services to the Company. Bonus Shares shall be in lieu of a cash bonus that otherwise would be granted to the Participant.

     (e) Phantom Shares. The Committee shall have the authority to grant Awards of Phantom Shares to Participants upon such terms and conditions as the Committee may determine.

          (i) Terms and Conditions. Each Phantom Share Award shall constitute an agreement by the Company to issue or transfer a specified number of Shares or pay an amount of cash equal to a specified number of Shares, or a combination thereof to the Participant in the future, subject to the fulfillment during the Restricted Period of such conditions, including Performance Objectives, if any, as the Committee may specify at the date of grant. During the Restricted Period, the Participant shall not have any right to transfer any rights under the subject Award, shall not have any rights of ownership in the Phantom Shares and shall not have any right to vote such shares.

          (ii) Dividends. Any Phantom Share award may provide that amount equal to any or all dividends or other distributions paid on Shares during the Restricted Period be credited in a cash bookkeeping account (without interest) or that equivalent additional Phantom Shares be awarded, which account or shares may be subject to the same restrictions as the underlying Award or such other restrictions as the Committee may determine.

          (iii) Limits. The maximum number of Phantom Shares that may be granted to any Participant during any calendar year shall not exceed 500,000.

     (f) Cash Awards. The Committee shall have the authority to determine the Participants to whom Cash Awards shall be granted, the amount, and the terms or conditions, if any, as additional compensation for the Participant's services to the Company or its Affiliates. A Cash Award may be granted (simultaneously or subsequently) separately or in tandem with another Award and may entitle a Participant to receive a specified amount of cash from the Company upon such other Award becoming taxable to the Participant, which cash amount may be based on a formula relating to the anticipated taxable income associated with such other Award and the payment of the Cash Award.

     (g) Other Stock-Based Awards. The Committee may grant to Participants an Other Stock-Based Award, which shall consist of a right which is an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares as is deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan, including the Performance Objectives, if any, applicable to such Award, the Committee shall determine the terms and conditions of any such Other Stock-Based Award. The maximum number of Shares or the value for which Other Stock-Based Awards may be granted to any Participant during any calendar year shall not exceed 500,000 shares, if the Award is in Shares, or $1.0 million, if the Award is denominated in dollars.

     (h) Replacement Awards. The Committee shall have the authority to grant an Award to any Participant conditioned upon such Participant canceling his or her rights with respect to a similar award granted to the Participant under another plan of the Company, including, without limitation, the Company's 1999 Retention Stock Compensation Plan.

     (i) General.

          (i) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

          (ii) Forms of Payment by Company Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments.

          (iii) Limits on Transfer of Awards.

             (A) Except as provided in (C) below, each Award, and each right under any Award, shall be exercisable only by the Participant during the Participant's lifetime, or by the person to whom the Participant's rights shall pass by will or the laws of descent and distribution.

             (B) Except as provided in (C) below, no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution (or, in the case of Restricted Stock, to the Company) and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

             (C) Notwithstanding anything in the Plan to the contrary, to the extent specifically provided by the Committee with respect to a grant, a nonqualified stock option may be transferred to immediate family members or related family trusts, or similar entities on such terms and conditions as the Committee may establish.

          (iv) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, that in no event shall the term of any Award exceed a period of 10 years from the date of its grant.

          (v) Share Certificates. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

          (vi) Consideration for Grants. Awards may be granted for no cash consideration or for such consideration as the Committee determines including, without limitation, such minimal cash consideration as may be required by applicable law.

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

          (vii) Delivery of Shares or other Securities and Payment by Participant of Consideration. No Shares or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including, without limitation, any exercise price, tax payment or tax withholding) is received by the Company. Such payment may be made by such method or methods and in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards or other property, withholding of Shares, cashless exercise with simultaneous sale, or any combination thereof; provided that the combined value, as determined by the Committee, of all cash and cash equivalents and the Fair Market Value of any such Shares or other property so tendered to the Company, as of the date of such tender, is at least equal to the full amount required to be paid pursuant to the Plan or the applicable Award Agreement to the Company.

SECTION 7. Automatic Director Awards.

     Each Director who is elected or appointed to the Board for the first time after the effective date of this Plan shall automatically receive, on the date of his or her election or appointment, a nonqualified Option for 10,000 shares of Common Stock.

     On the date of the regular Annual Meeting of Stockholders of the Company in each year that this Plan is in effect (commencing with the Annual Meeting of Stockholders in 2000), each Director who is serving on that day, including a Director who was elected for the first time at such annual meeting, shall automatically receive the following:

     (a) Director Options. A nonqualified Option grant for 5,000 shares of Common Stock. Each such Option will be subject to all of the limitations contained in the following provisions:

          (i) Each such Director Option shall become exercisable (vested) six months and one day after its grant date.

          (ii) The purchase price of each Director Option shall be the Fair Market Value of the Common Stock on its grant date.

          (iii) Each such Director Option may be exercised in full at one time or in part from time to time by giving written notice to the Company, stating the number of shares of Common Stock with respect to which the Director Option is being exercised, accompanied by payment in full of the option purchase price for such shares, which payment may be (i) in cash by check acceptable to the Company, (ii) by the transfer to the Company of shares of Common Stock already owned by the optionee having an aggregate Fair Market Value at the date of exercise equal to the aggregate option purchase price, (iii) from the proceeds of a sale through a broker of some or all of the shares to which such exercise relates, or (iv) by a combination of such methods of payment.

          (iv) Each Director Option shall expire 10 years from the grant date thereof, but shall be subject to earlier termination as follows: (1) to the extent exercisable as of the date a Director ceases to serve as a director of the Company (the "Resignation Date"), the Director Option may be exercised only within three years of such Resignation Date by the Director or the Director's legal representative or the person to whom the Director's rights shall pass by will or the laws of descent and distribution, as the case may be, and to the extent not so exercised shall terminate on the third anniversary of the Resignation Date and (2) to the extent not exercisable as of the Resignation Date, the Director Option shall terminate on such Resignation Date.

     (b) Restricted Stock. A Restricted Stock Award for 4,000 shares of Common Stock.

          (i) The Restricted Period shall lapse on an Award of Restricted Stock granted to a Director pursuant to this Section upon the earlier of the date that is six months and one day after the grant date, the Director's death, termination from the Board either after reaching age 65 or due to a disability. If a Director ceases to be a member of the Board during a Restricted Period for any other reason, the Restricted Stock subject to such Restricted Period shall be forfeited.

          (ii) Each certificate representing Restricted Stock awarded hereunder shall be registered in the name of the Director and, during the Restricted Period, shall be left on deposit with the Company with a stock power endorsed in blank. Directors shall have the right to receive dividends paid on their Restricted Stock and to vote such shares. Restricted Stock may not be sold, pledged, assigned, transferred or encumbered during the Restricted Period other than by will or the laws of descent and distribution.

     In addition, each Director who is serving on the date of the Annual Meeting of Stockholders in 2000 shall receive a grant of 2,000 Bonus Shares on that date.

     In the event that the number of shares of Common Stock available for automatic Director Awards under this Plan is insufficient to make all such automatic Awards provided for in this Section on the applicable date, then all Directors who are entitled to a grant on such date shall share ratably in the number of shares then available for grant under this Plan (Restricted Stock Awards shall be made first, then the Director Options), and shall have no right to receive a grant with respect to the deficiencies in the number of available shares and all future grants under this Section.

SECTION 8. Amendment and Termination.

     Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

     (a) Amendments to the Plan. Except as required by applicable law or the rules of the principal securities market on which the shares are traded and subject to paragraph (b) below, the Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan without the consent of any stockholder, Participant, other holder or beneficiary of an Award, or other Person; provided, however, no such amendment may be made without stockholder approval, if such amendment would (i) materially increase the number of Shares authorized under the Plan, but excluding any adjustment made pursuant to Section 4(c), or (ii) materially increase the Persons eligible to receive Awards under the Plan.

     (b) Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided no change, other than pursuant to paragraph (c) or (d), in any Award shall reduce the benefit to Participant without the consent of such Participant. In addition, the Committee may not reduce the exercise price of an Option, except as provided in Section 4(c), without the approval of the stockholders of the Company.

     (c) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. Subject to paragraph (d) below, the Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(c) of the Plan) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

     (d) Section 162(m). The Committee, in its sole discretion and without the consent of the Participant, may amend (i) any stock-based Award to reflect (1) a change in corporate capitalization, such as a stock split or dividend, (2) a corporate transaction, such as a corporate merger, a corporate consolidation, any corporate separation (including a spinoff or other distribution of stock or property by a corporation), any corporate reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the
Code), (3) any partial or complete corporate liquidation, or (4) a change in accounting rules required by the Financial Accounting Standards Board and (ii) any Award that is not intended to meet the requirements of Section 162(m) of the Code, to reflect any significant event that the Committee, in its sole discretion, believes to be appropriate to reflect the original intent in the grant of the Award. With respect to an Award that is subject to Section 162(m) of the Code, the Committee (i) shall not take any action that would disqualify such Award and (ii) must first certify that the Performance Objectives, if applicable, have been achieved before the Award may be paid.

SECTION 9. Change in Control.

     (a) Subject to paragraph (b) below, and except to the extent an Award Agreement expressly provides to the contrary, in the event of a Change in Control of the Company all outstanding Awards automatically shall become fully vested immediately prior to such Change in Control (or such earlier time as set by the Committee), all restrictions, if any, with respect to such Awards shall lapse, all performance criteria, if any, with respect to such Awards shall be deemed to have been met at the target level, and unless the Company survives as an independent publicly traded company, all Options outstanding at the time of the event or transaction shall terminate, except to the extent provision is made in writing in connection with such event or transaction for the continuation of the Plan and/or the assumption of the Options theretofore granted, or for the substitution for such Options of new options covering the stock of a successor entity, or the parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and Options theretofore granted shall continue in the manner and under the terms so provided.

     (b) If a Participant is a "disqualified individual" (as defined in Section 280G of the Code) and the accelerated vesting of an Award and/or the termination of the Restricted Period occurs with respect to a Change in Control, together with any other payments which the Participant has the right to receive from the Company and its Affiliates, whether or not under this Plan, would constitute a "parachute payment" (as defined in Section 280G of the Code), then, except to the extent such Participant has entered into an Award Agreement or a written severance or employment agreement with the Company that expressly provides for a "parachute tax gross-up", such accelerated vesting and/or termination of the Restricted Period provided under the paragraph above shall be reduced to the extent necessary (beginning with Options) so that the present value thereof (as determined for parachute purposes) to the Participant will be $1.00 less than three times the Participant's "base amount" (as defined in Section 280G of the Code), but only if such reduction produces a better net after-tax position to the Participant. Such determinations shall be made by the Company in good faith.

SECTION 10. General Provisions.

     (a) No Rights to Awards. No Director, Employee, Consultant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Employees, Consultants, or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each recipient.

     (b) Withholding. The Company or any Affiliate is authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, Shares that would otherwise be issued pursuant to such Award, other Awards or other property) of any applicable taxes payable in respect of an Award, its exercise, the lapse of restrictions thereon, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. Notwithstanding the above, a Participant who is subject to Rule 16b-3 may direct the Company to satisfy such Participant's tax withholding obligation through the "constructive" tender of already-owned Shares or the withholding of Shares otherwise to be acquired upon the exercise or payment of such Award.

     (c) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

     (d) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable federal law.

     (e) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

     (f) Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance of transfer or such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

     (g) No Trust or Fund Created. Neither the Plan nor the Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or any Affiliate.

     (h) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

     (i) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference, Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

SECTION 11. Designation of Beneficiary.

     Each Participant to whom an Award has been made under this Plan may designate a beneficiary or beneficiaries (which beneficiary may be an entity other than a natural person) to exercise any rights or receive any payment that under the terms of such Award may become exercisable or payable on or after the Participant's death. At any time, and from time to time, any such designation may be changed or cancelled by the Participant without the consent of any such beneficiary. Any such designation, change or cancellation must be on a form provided for that purpose by the Company and shall not be effective until received by the Company. If no beneficiary has been named by a deceased Participant, or the designated beneficiaries have predeceased the Participant, the beneficiary shall be the Participant's estate, If a Participant designates more than one beneficiary, any such exercise or payment under this Plan shall be made in equal shares unless the Participant has designated otherwise, in which case the exercise or payment shall be made in the shares designated by the Participant.

SECTION 12. Effective Date of the Plan.

     The Plan shall become effective upon its adoption by the Board; however, no Award may become exercisable or payable unless and until the Plan is approved by the stockholders of the Company at (1) the first annual meeting of the stockholders following the date the Plan is adopted by the Board or (2) if earlier, a special meeting of the stockholders at which the Plan is presented for approval by the stockholders. In the event such stockholder approval is not obtained, all Awards outstanding on such date, whichever is applicable, shall be automatically cancelled without payment.

SECTION 13. Term of the Plan.

     No Award shall be granted under the Plan after the 10th anniversary of the date the Plan is adopted by the Board. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted prior to such termination, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.

                          SANTA FE SNYDER CORPORATION
 P          PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                 THE COMPANY FOR ANNUAL MEETING ON MAY 16, 2000
 R
          The undersigned hereby constitutes and appoints John C. Snyder,
 O James L. Payne and Kathryn D. Wriston and each of them, his true and lawful agents and proxies with full power of substitution in each,
 X to represent the undersigned at the Annual Meeting of Stockholders of Santa Fe Snyder Corporation to be held at the Omni Hotel, Four
 Y Riverway, Houston, Texas on Tuesday, May 16, 2000 at 10:00 a.m., and at any adjournments thereof, on all matters coming before said meeting.

     Proposal 1 -- Election of Directors Nominees:
                   01. William E. Greehey, 02. Harold R. Logan, Jr., and
                   03. Edward T. Story

     Proposal 2 -- To approve the Sante Fe Snyder Corporation Incentive
                   Stock Compensation Plan 2000.

     Proposal 3 -- To ratify and approve the appointment of
                   PricewaterhouseCoopers, LLP as independent public accountants for the fiscal year ending December 31, 2000.

     YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOX, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXY COMMITTEE CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

     THIS CARD PROVIDES VOTING INSTRUCTIONS FOR SHARES HELD FOR THE BENEFIT OF COMPANY EMPLOYEES IN THE SANTA FE SNYDER SAVINGS INVESTMENT PLAN.

--------------------------------------------------------------------------------

    PLEASE MARK YOUR
[X] VOTES AS IN THIS
    EXAMPLE.


Unless you indicate otherwise, this proxy will be voted in accordance with the Board of Directors' recommendations

                DIRECTORS RECOMMEND A VOTE FOR ALL NOMINEES AND FOR PROPOSALS 2 AND 3

                  FOR  WITHHELD                                                           FOR    AGAINST   ABSTAIN
1. Election of    [ ]    [ ]
   Directors                                        2. Approval of the Incentive Stock    [ ]      [ ]       [ ]
   (See reverse)                                       Compensation Plan 2000
For all except the following nominee(s):
                                                    3. Approval of Independent Public     [ ]      [ ]       [ ]
                                                       Accountants
----------------------


                                                          Please complete, sign and promptly mail this proxy in
                                                          the enclosed envelope.

                                                          Note: Please sign exactly as name appears on this card.
                                                                Joint owners should each sign personally. Corporation
                                                                proxies should be signed by an authorized officer.
                                                                Executors, administrators, trustee, etc. should so
                                                                indicate when signing.


                                                          -----------------------------------------------------------


                                                          -----------------------------------------------------------
                                                           SIGNATURE(S)                              DATE

---------------------------------------------------------------------------------------------------------------------
                       * FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY CARD BY MAIL *


                          SANTA FE SNYDER CORPORATION
                         ANNUAL MEETING -- MAY 16, 2000

   NOW OFFERING TELEPHONE OR INTERNET VOTING SERVICES -- FAST AND CONVENIENT

================================================================================

o Shareholders from the United States and Canada may call toll-free 1-877-779-8683.

o Shareholders from other locations may dial (201) 536-8073; these shareholders must bear the normal cost of international telephone charges to use the telephone voting services.

o Follow the simple recorded instructions.

o When prompted for your "Voter Control Number," enter the series of numbers printed in the box above using your touch-tone telephone.

================================================================================

o Shareholders with Internet access may go to http://www.eproxyvote.com/sfs.

o Follow the simple on-line instructions.


--------------------------------------------------------------------------------
 Telephone or Internet voting authorizes the named proxies to represent you at the meeting in the same manner as if you completed, signed, dated and mailed your proxy card.
       IF YOU VOTE BY TELEPHONE OR INTERNET, DO NOT MAIL YOUR PROXY CARD
--------------------------------------------------------------------------------